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ITEM 13.       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The information required herein is incorporated by reference to page 17 of the proxy statement dated December 23, 1997.

PART IV

ITEM 14.       EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

        (a)(1) The following financial statements are incorporated herein by reference from pages 8 through 25 and page 27 of the Annual Report.

        Report of Independent Certified Public Accountants

        Consolidated Statements of Financial Condition as of September 30, 1997 and 1996

        Consolidated Statements of Operations for each of the years in the three-year period ended September 30, 1997

        Consolidated Statements of Stockholders' Equity for each of the years in the three-year period ended September 30, 1997

        Consolidated Statements of Cash Flows for each of the years in the three-year period ended September 30, 1997

        Notes to Consolidated Financial Statements

        (a)(2) There are no financial statement schedules filed herewith.

        (a)(3) The following exhibits are filed as part of this report.

No.                             Exhibit                                   Page
---                             -------                                   ----
3.1           Articles of Incorporation of the Company                     (1)
3.2           Bylaws of the Company                                        (1)
4             Specimen Common Stock Certificate                            (1)
10.1          1982 Employee Stock Compensation Program*                    (1)
10.2          1987 Stock Option and Stock Appreciation Rights Plan*        (1)
10.3          1994 Stock Option and Stock Appreciation Rights Plan*        (1)
13            Annual Report to Stockholders
21            Subsidiaries of the Company - Reference is made
              to Item 1, "Business - Subsidiaries" for the
              required information                                          --
23            Consent of Independent Public Accountants

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*  Management contract or compensation plan.